UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
Information Required in Proxy Statement
Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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DAXOR CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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DAXOR CORPORATION
350 FIFTH AVENUE, SUITE 7120
NEW YORK, NY 10118

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD JUNE 24, 2009

          NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of DAXOR CORPORATION (the “Company”) will be held at the principal office of the Company, 350 Fifth Avenue (Empire State Building), Suite 7120, New York City, on Wednesday, June 24, 2009 at 10:00 a.m., Eastern Standard Time, for the following purposes:

1.	To elect a board of seven directors, each to serve for a term of one year or until his successor shall have been duly elected and qualified.

2.	To transact such other business as may properly come before the meeting, or any adjournment thereof.

By Order of the Board of Directors,

Diane M. Meegan
Corporate Secretary

May 13, 2009

IF YOU DO NOT EXPECT TO BE PRESENT AT THE MEETING AND WISH YOUR SHARES TO BE VOTED, PLEASE SIGN, DATE AND MAIL THE ACCOMPANYING FORM OF PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE.

STOCK OPTION PLAN	14

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS	14

OTHER MATTERS & ADDITIONAL INFORMATION	15

DAXOR CORPORATION
350 Fifth Avenue, Suite 7120
New York, NY 10118

PROXY STATEMENT

          The accompanying proxy is solicited by and on behalf of the Board of Directors of Daxor Corporation, a New York Corporation (the “Company”), for use at the Annual Meeting of Shareholders to be held at the principal office of the Company, 350 Fifth Avenue, Suite 7120, New York City, on Wednesday, June 24, 2009 at 10:00 a.m., Eastern Standard Time (the “Meeting”), or any adjournment thereof. Shareholders of record at the close of business on May 13, 2009 will be entitled to vote at the meeting.

ABOUT THE MEETING

What is the purpose of the annual meeting?

          At the Company’s annual meeting, stockholders will act upon the matters outlined in the accompanying notice of meeting, including the election of directors. In addition, the Company’s management will report on the performance of the Company during 2008 and respond to questions from the stockholders.

Who is entitled to vote?

          Only stockholders of record at the close of business on the record date, May 13, 2009 are entitled to receive notice of the annual meeting and to vote the shares of common stock that they held on that date at the meeting, or at any time and date to which the annual meeting may be properly adjourned or postponed. Each outstanding share entitles its holder to cast one vote on each matter to be voted upon.

What constitutes a quorum?

          The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum, permitting the meeting to conduct its business. As of the record date May 13, 2009, 4,277,518 shares of common stock of the Company were outstanding. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

How do I vote?

          The Company will solicit proxies by mail. Arrangements will be made with brokerage houses and other custodians, nominees, and fiduciaries to forward solicitation material to the beneficial owners of the shares held of record by such persons, and the Company will reimburse them for the reasonable out-of-pocket expenses incurred by them in doing so.

Can I change my vote after I return my proxy card?

          The shares represented by the accompanying proxy will be voted as directed with respect to the election of directors or, if no direction is indicated, will be voted in favor of election as directors of the nominees listed below. Each proxy executed and returned by a shareholder may be revoked at any time hereafter by giving written notice of such revocation to the Secretary of the Company, except as to any matter or matters upon which, prior to such revocation, a vote shall have been cast pursuant to the authority conferred by such proxy.

What are the Board’s recommendations?

          Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendation of the Board of Directors. The Board’s recommendation is set forth together with the description of each item in this proxy statement. In summary, the Board recommends a vote for election of the nominated slate of directors.

          With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, at their own discretion.

          The 10-K Financial Statement for the fiscal year ended December 31, 2008 is posted on the Company website at www.Daxor.com and is available by request from any shareholder.

          The Board of Directors of the Company, on the recommendation of its audit committee consisting of a majority of independent directors, has selected the firm of Rotenberg Meril Solomon Bertiger & Guttilla, P.C. Certified Public Accountants, as the principal accountants for the current fiscal year. They have served in such capacity since 2005. The audit committee continues to recommend a vote for Rotenberg Meril Solomon Bertiger & Guttilla, P.C. to serve as Daxor’s independent auditors.

What is the Company’s policy with respect to Board member attendance at annual meetings of stockholders?

          Board members are encouraged to attend the Company’s annual meetings of stockholders. Six of the current Board Members attended the 2008 annual meeting of stockholders.

STOCK OWNERSHIP

How much stock does the Company’s directors and director nominees own?

          On March 31, 2009, the Company had issued and outstanding 4,285,518 shares of common stock, par value $.01 per share (“Common Stock”), each of which entitled the holder to one vote. Voting is not cumulative.

          The following table sets forth information as of May 13, 2009, with respect to all shareholders known by the Company to be beneficial owners of more than 5% of the outstanding Common shares, all Directors and all Director Nominees as a group. Except as noted below, each shareholder has sole voting and investment power with respect to shares owned.

Name of Beneficial Owner	Number of Common Shares Beneficially Owned	Percent

Joseph Feldschuh, M.D.	3,064,429	71.50%
Robert Willens	5,600
Martin S. Wolpoff	2,000
James A. Lombard	1,500
Stanley Epstein, M.D.
Bernhard Saxe, Esq.
Mario Biaggi, Jr., Esq.
All directors and nominees as a group	3,073,529	71.72%

Directors, including the President, have options totaling 44,500 shares of Daxor stock exercisable at prices ranging from $11.39 to $25.32 per share.

Name	Number of Options Granted

Joseph Feldschuh, M.D	29,000
James A. Lombard	500
Robert Willens	11,000
Martin S. Wolpoff	1,000
Stanley Epstein, M.D.	1,000
Bernhard Saxe, Esq.	1,000
Mario Biaggi, Jr., Esq.	1,000

(1)	The percentage ownership calculation of each beneficial owner has been made on the basis of the number of shares outstanding of the Corporation’s Common Stock as of the record date.

SECTION 16 (a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE Based upon a review of the filings with the Securities and Exchange Commission, the Company believes that all of the Company’s directors and executive officers complied during 2008 with the reporting requirements of Section 16(a) of the Securities Act of 1934.

Item I.	Nomination of Board of Directors

          The Board of Directors has an Audit Committee. The Board does not have a standing nominating committee or a charter with respect to the process for nominating directors for election to the Company’s Board of Directors. The Company qualifies as a “controlled company” under NYSE Amex rules, as Joseph Feldschuh, M.D. controls more than 50% of the Company’s voting power, as evidenced by the Company’s ownership records. As a result, The NYSE Amex continued listing standards do not require the Company to have a nominating committee, compensation and stock option committee, or a written charter. Shareholders and members of the Company’s Board submit nominees for election to the Company’s Board of Directors to Dr. Feldschuh for his consideration.

Item II.	Election of the Board of Directors

          Shareholders are being asked to elect an entire board of seven directors to serve on the Board of Directors of Daxor Corporation to hold office until the next annual meeting or until their successors shall have been duly elected and shall have qualified. The proxies will vote all proxies received “FOR” the election as directors of the nominees listed below if no direction to the contrary is given. In the event that any nominee is unable to serve, the proxy solicited herewith may be voted, at the discretion of the management, for the election of another person in his stead. The Board of Directors knows of no reason to anticipate that this will occur.

          The following table sets forth the name, age, current and past five years business experience, directorship, and positions held with the Company by each person standing for re-election as director.

Name and Age	Principal Occupation and Position with the Company	Director Continuously Since

Joseph Feldschuh, M.D., 73	Chairman of the Board of Directors	1974
	and President of the Company (1)

James Lombard, 74	Director of Administrative Services	1989
	Division, New York City Council
	(Retired), Director (2)

Martin S. Wolpoff, 66	Educational Consultant,	1989
	Director, Administration Community
	School District (Retired), Director (3)

Robert Willens, 62	President & CEO, Robert Willens	2002
	LLC

Bernhard Saxe, Esq., 69	Partner, Foley & Lardner, LLP (retired 2/04)	2008
	Registered Patent Attorney(5)

Stanley Epstein, M.D., 76	Board Certified Cardiologist	2008
	Clinical Professor of Medicine,
	Columbia University(6)

Mario Biaggi, Jr., Esq., 51	Partner, Biaggi & Biaggi	2008
	Graduate of Columbia College
	Graduate of Columbia Law School
	Former judicial delegate in Bronx County(7)

(1)

Joseph Feldschuh, M.D. has been President of Daxor since 1974. He is on the staff of Montefiore Medical Center. From 1966 to 1983, Dr. Feldschuh was Director of the Cardiac Metabolic Laboratory at Metropolitan Hospital. He has been a Clinical Associate Professor in both medicine and pathology at New York Medical College and an Assistant Clinical Professor at Cornell Medical School. He performed the basic research at the College of Physicians and Surgeons (Columbia University) on the measurement and prediction of normal human blood volume. He is the co-inventor of the BVA-100 Blood Volume Analyzer and the inventor of the quantitative injection kit for the BVA-100. Originally trained in Endocrinology, he is Board Certified in Cardiology and Internal Medicine. Dr. Feldschuh is the Chief Scientist for the Company. He has been personally involved in measuring blood volume on more than 4,000 patients during his medical career. In addition to his duties as Chief Scientist, Dr. Feldschuh is also responsible for managing the Company’s investment portfolio.

(2)*

James A. Lombard holds an undergraduate degree in Business Administration (BBA) from Iona College and a Masters Degree (MBA) in Marketing, Banking, and Finance from New York University Graduate School of Business Administration. Mr. Lombard has retired as Director, Administrative Services Division of the City Council of New York and actively participates in civic and community affairs. Prior to joining the City Council, he worked in the banking industry and held various administrative positions with Citicorp and other major banks.

(3)*

Martin S. Wolpoff holds B.A., M.A. and M.S. degrees from the City University of New York. He has been active in community affairs since the 1970’s. He has served on his local community board for over two and a half decades. He served as Chair of the board for three years and was Chair of the health, hospitals and social services committee. He was elected to his community school board three times serving as a board member for nine years and as it’s president for three. Mr. Wolpoff sat on as a member of a Community Development Corporation board for almost 10 years and was a former member of a Health Systems Agency Board, as well as having been a member of the community advisory board for a New York City hospital. He is presently the

* (Member of the Audit Committee)

non-medical member of the Institutional Review Board of a local hospital. He also served as member of the board of a volunteer ambulance corps. Mr. Wolpoff is retired from the New York City public school system, having served from 1965 to 2002 as an educator, supervisor and administrator. He is currently an educational consultant and has served as an adjunct university professor.

(4)*

Robert Willens launched an independent consulting firm for investors in early 2008 called Robert Willens LLC. Prior to that he was a Managing Director in the Capital Markets department at Lehman Brothers, Inc., in New York where he specialized in tax and accounting issues and in this capacity advised most areas of the firm regarding the optimal structures for corporate capital transactions. He has been instrumental in developing certain financial “products” with a view towards insuring that these products will provide clients with the desired tax and accounting results. Prior to joining Lehman Brothers in 1987, Mr. Willens was a tax partner in the New York office of what was then known as Peat Marwick. Mr. Willens is a prolific author and has written Taxation of Corporate Capital Transactions, as well as over 200 articles for various professional journals. Each year for the past 10 years, Mr. Willens has been named to Institutional Investor’s “All-American Research” Team. Mr. Willens has been selected, on four different occasions, as one of the 100 “Most Influential Accountants” in the United States by Accounting Today . Mr. Willens serves as Adjunct Professor (Finance Department) at Columbia University’s Graduate School of Business where he teaches the course entitled “Investment Banking Tax Factors.”

* (member of the Audit Committee)

(5)

Bernhard Saxe, Esq. is a retired partner of Foley & Lardner, LLP, a general intellectual property practice, and former Vice President of Patent Affairs and Corporate Secretary of Immunomedics, Inc. He is a registered patent attorney and a member of American Intellectual Property Law Association, American Bar Association and American Chemical Society. He received his J.D. from George Washington University; NIH Postdoctoral Fellowship in Strasbourg, France; PhD from Columbia University; and his B.A. from Johns Hopkins University in chemistry. Mr. Saxe is listed among the top 10 patent prosecuting attorneys in Patent Hall of Fame: A Teacher’s Tale, has authored multiple articles pertaining to patent law and participated in various seminars and lectures.

(6)

Stanley Epstein, M.D. is a board certified cardiologist, received his medical degree from Chicago Medical School and is licensed to practice medicine in New York State and California. Dr. Epstein currently is clinical professor of medicine at the College of Physicians and Surgeons of Columbia University and associate clinical Professor of Medicine at Albert Einstein College of Medicine. He is currently an attending physician at Presbyterian Hospital in New York, associate attending at Montefiore in the Bronx and attending physician at Lawrence Hospital in Bronxville. Dr. Epstein has received numerous awards and recognitions for both medicine and teaching in the field of internal medicine.

(7)

Mario Biaggi, Jr. Esq. is a graduate of Fordham Prep where he was a Maroon Key Honor Society Member as well as Columbia College and Columbia Law School where he was the winner of the Frank Hogan Scholarship named in honor of the legendary Manhattan District Attorney. He graduated Phi Beta Kappa, Cum Laude from Columbia College. Mr. Biaggi was

NAMED EXECUTIVE OFFICERS

admitted to the bar of the State of New York and later established the law firm of Biaggi & Biaggi with his brother. Mr. Biaggi is an accomplished civil trial attorney who has worked for a variety of public and private clients including the State of New York and the United Federation of Teachers, to name a few. Mr. Biaggi was elected and re-elected as a judicial delegate in Bronx County and is a past member of the Board of Directors of the Abbott House, a childcare agency and residential treatment center.

JOSEPH FELDSCHUH, MD, Dr. Feldschuh has been President and Chief Executive Officer of Daxor since 1974. He is on the staff of Montefiore Medical Center. From 1966 to 1983, Dr. Feldschuh was Director of the Cardiac Metabolic Laboratory at Metropolitan Hospital. He has been a Clinical Associate Professor in both medicine and pathology at New York Medical College and an Assistant Clinical Professor at Cornell Medical School. He performed the basic research at the College of Physicians and Surgeons (Columbia University) on the measurement and prediction of normal human blood volume. He is the co-inventor of the BVA-100 Blood Volume Analyzer and the inventor of the quantitative injection kit for the BVA-100. Originally trained in Endocrinology, he is Board Certified in Cardiology and Internal Medicine. Dr. Feldschuh is the Chief Scientist for the Company. He has been personally involved in measuring blood volume on more than 4,000 patients during his medical career. In addition to his duties as Chief Scientist, Dr. Feldschuh is also responsible for managing the Company’s investment portfolio.

STEPHEN FELDSCHUH, Promoted to Chief Operating Officer on January 1, 2007,earned his undergraduate degree in Business Administration (BS) from Boston University in 1988. He obtained his Master’s degree (MBA) in Finance from Baruch College in 1997. After graduating college, he worked for Bear Stearns & Merrill Lynch as a Commodity Broker & Futures Trader. From 1992 to 1997, he joined Daxor as Operations Manager with various responsibilities including Quality Assurance of the laboratory. From mid 1997 to 1999, Mr. Feldschuh was a financial analyst doing Mergers & Acquisitions in the staffing industry for Headway Corporate Resources. Mr. Feldschuh then worked for Delia’s Inc. as a Financial Controller until 2001 when he rejoined Daxor Corporation as Vice President of Operations. In 2003, Mr. Feldschuh was named Chief Financial Officer and Vice President of Operations. In January, 2007, he was named Chief Operating Officer and relinquished the title of Chief Financial Officer. Stephen Feldschuh is the son of Dr. Joseph Feldschuh, President and CEO.

DAVID FRANKEL, Promoted to Chief Financial Officer on January 1, 2007,joined Daxor Corporation at the end of 2005 as the Corporate Treasurer. Prior to joining the Company, Mr. Frankel was employed as a Controller at Strategic Workforce Solutions in New York. Prior to that, Mr. Frankel was the Controller at Stern Stewart & Co. from 1997 to 2004, where he oversaw accounting for nine overseas offices and directly supervised a staff of six in the firm’s New York Office. Mr. Frankel earned his Bachelors Degree (BBA) in Public Accounting from Hofstra University and is licensed as a CPA in New York State.

JOHN REYES-GUERRA, Vice President of Sales and Marketing. Mr. Reyes-Guerra serves as a clinical coordinator for the various research studies supported by the Company and has twenty years of healthcare/medical product and service sales experience. He is assisted in clinical coordination activities by Sandra Gilbert, PhD, who joined Daxor in 2008. Mr. Reyes-Guerra joined Daxor as the Northeast Regional Manager in 2002. In May 2004 he was promoted to Vice President of Sales and Marketing. He has been responsible for assembling the various sales teams as well as the support personnel for the various clinical users. At this stage, ongoing clinical support is required for users of the blood volume analyzer. He has also coordinated the development of sales and marketing materials. Prior to Daxor, he held various sales and sales management positions with Toshiba Medical Systems, Stryker Medical, Picker Health Care Products and BFI Medical Systems. Mr. Reyes-Guerra is a 1987 graduate of Elmira College.

EVERIS ENGSTROM, Vice President of Engineering has over twenty years of research & development and operations management experience in the medical device and consumer electronics industries. He has a broad range of expertise in systems engineering, operations management, financial analysis, electromechanical design, software engineering, failure analysis and manufacturing processes. He is in charge of Daxor’s Oak Ridge Operations (DORO). Mr. Engstrom has been responsible for coordinating construction of the BVA-100 manufacturing facility. His responsibilities include coordination of other sub-contractors involved in the manufacturing of the BVA system. Prior to joining Daxor, Mr. Engstrom was the Project Manager/Group Manager of Hardware Engineering for Beckman Coulter. In this position, he led a thirty seven person research and development group.

STOCK OPTIONS

          As of December 31, 2008, there are 113,300 stock options outstanding with strike prices ranging from $15.11 to $25.32 per share. Of these outstanding options, 85,200 were vested as of December 31, 2008 and 28,100 were non-vested.

          As of January 1, 2006, the Company adopted SFAS No. 123R which requires companies to recognize in their income statement the grant date fair value of stock options and other equity based compensation issued to employees.

          At December 31, 2008 there is a total unvested stock based compensation of $14,846 and a total weighted average remaining term of 0.51 years. Total share based compensation expense recorded in 2008 totaled $ 66,386 which reduced net income by $.01 per share.

AUDIT COMMITTEE CHARTER

          The Committee’s function is one of oversight, recognizing that the Company’s management is responsible for preparing the Company’s financial statements, and the independent auditor is responsible for auditing those statements. In adopting this charter, the Board acknowledges that the Committee members are not employees of the Company. They are also not providing expert or special assurance as to the Company’s financial statements to any professional certification as to the external auditor’s work or auditing standards.

          Each member of the Committee shall be entitled to rely on the integrity of those persons and organizations within and outside the Company that provides information to the Committee and the accuracy and completeness of the financial and other information provided to the Committee by such persons or organizations, absent actual knowledge to the contrary. The Company stock is listed on the NYSE Amex and is governed by listing standards.

AUDIT COMMITTEE REQUIREMENTS

          Each member qualifies as independent as defined in the Corporate Governance Guidelines. The Board includes at least one member who is an “Audit Committee Financial Expert” as such term may be defined from time to time by the SEC.

AUDIT COMMITTEE RESPONSIBILITIES

          The Audit Committee’s responsibilities must comply with Rule 10A-3(b) (2), (3), (4) and (5) under the Securities Exchange Act of 1934. The Audit Committee will discuss with management the Company’s earnings press releases prior to their release, including the use of “pro-forma” or “adjusted” non GAAP information, as well as financial information and earnings guidance provided to analysts and ratings agencies. It has been and is the current policy of the company to use information only in accordance with GAAP standards.

INVESTMENT RISK MANAGEMENT

          Members of the Board of Directors have the power to approve the Company’s investment policy. Such policies are formally reviewed by the Board of Directors at least once a year. The Audit Committee reviews results monthly. All individual investment decisions are made solely by Dr. Feldschuh. Additional information concerning investment policies can be found in the 2008 10-K and investment results can be found in the 2008 10-K under “Consolidated Statements of Income”.

PROCESSES

          Management shall prepare annually, for review and approval by the Audit Committee, detailed procedures and processes for carrying on the Audit Committee’s duties and responsibilities.

ADDITIONAL AUTHORITY

          The Audit Committee shall have the authority to direct an investigation by the independent auditors into any matter related to the Company’s business and affairs. In addition, the Audit Committee shall have the authority to utilize internal company resources, and to retain such outside counsel and/or other resources as it deems necessary at any time in carrying out the duties of the Audit Committee.

MEETINGS

          The Audit Committee will meet on an as needed basis, but not less frequently than quarterly. Meetings will be called as needed to discuss any significant issues, including those related to the review of any Form 10-Q by the Company’s independent auditors.

          It is intended that any management representative present at any meeting of the Audit Committee withdraw for a period at the end of each meeting so as to permit discussion in private with the independent auditors.

REPORTING REQUIREMENTS

Annually the Audit Committee will report to the Board of Directors that:

•	The Company’s audited financial statements have been reviewed and discussed with the independent auditors, including all required SAS No. 61 communications.

•

The Audit Committee has executed its responsibility to oversee the independent auditors. In particular, the Audit Committee shall (a) require (and shall so report to the Board) that the relationships between such accountants and the Company and (b) engage in a dialogue with such auditors concerning whether the provision of permitted non-audit services is compatible with maintaining the auditor’s independence, taking into account the opinions of management and internal auditors.

•	The Company’s financial statements are included in the Company’s Annual Report or Form 10-K.

•	The required Audit Committee duties and responsibilities have been met for the most recently completed fiscal year.

REPORT OF THE AUDIT COMMITTEE

          The Audit Committee of Daxor Corporation (the “Committee”) is composed of three directors who, in the judgment of the Board of Directors, meet the independence requirements of our charter and the NYSE Amex rules.

          The Committee operates under a charter adopted by the Board of Directors. The primary function of the Audit Committee is to assist the Board of Directors in its oversight of the Company’s financial reporting processes. Management is responsible for the Company’s financial statements and overall reporting process, including the system of internal controls. The independent auditors are responsible for conducting annual audits and quarterly reviews of the Company’s financial statements and expressing an opinion as to the conformity of the annual financial statements with generally accepted accounting principles.

The Committee submits the following report pursuant to SEC rules:

•

The Committee has reviewed and discussed with management and with Rotenberg Meril Solomon Bertiger & Guttilla, P.C., the Company’s independent registered public accounting firm, the audited financial statements of the Company for the year ended December 31, 2008 (the “Financial Statements”).

•

Rotenberg Meril Solomon Bertiger & Guttilla, P.C has advised the management of the Company and the Committee that it has discussed with them all the matters required to be discussed by Statement of Auditing Standards No. 61, as modified, which include among other items, matters related to the conduct of the audit of the Financial Statements.

•

The Committee has received the written disclosures and the letter required by Independence Standards Board Standard No. 1 (which relates to the auditor’s independence from the Company and its related entities) from Rotenberg Meril Solomon Bertiger & Guttilla, P.C. It has discussed Rotenberg Meril Solomon Bertiger & Guttilla’s independence with them.

•

Based upon the aforementioned review, discussions and representations of Rotenberg Meril Solomon Bertiger & Guttilla, P.C and the unqualified audit opinion presented by Rotenberg Meril Solomon Bertiger & Guttilla, P.C on the Financial Statements, the Committee recommended to the Board of Directors that the Financial Statements be included in the Company’s Annual Report on Form 10-K, and that Rotenberg Meril Solomon Bertiger & Guttilla, P.C be selected as the independent registered public accounting firm for the Company for fiscal 2009.

May 13, 2009	Members of the Audit Committee:
Robert Willens, Chairman
James Lombard
Martin S. Wolpoff

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

          Joseph Feldschuh M.D., the President and Chief Executive Officer of Daxor, owns 71.50% of the Company’s outstanding stock. Dr. Feldschuh is responsible for determining the annual salary and other compensation for executive officers and all other employees of the company.

          Before the end of each year, the Chief Operating Officer and Chief Financial Officer prepare a schedule of recommended incentive bonuses and salary increases for executive officers and all other employees for Dr. Feldschuh to review. The recommendations are based on factors such as the individual’s contribution to the overall success of the company, potential for advancement, and compensation history.

          After making any adjustments required by Dr. Feldschuh, bonuses are generally paid by the end of the year, with raises taking effect on January 1 of the next year.

COMPENSATION DISCUSSION AND ANALYSIS

          This section provides information regarding the compensation program for our Chief Executive Officer, Chief Operating Officer and other key executives.

The overall objectives of Daxor’s executive compensation programs are to:

•	Align interests of management and shareholders.

•	Retain key personnel.

          Base Salary and Other Compensation

          The salary of our Chief Executive Officer, Chief Operating Officer and other key executives is competitive with other companies in the Research and Development Stage. The company periodically awards stock options to key executives in an effort to aid in their retention.

EXECUTIVE COMPENSATION

          The following table sets forth certain information concerning the compensation of our Chief Executive Officer and each of our other named executive officers for the years ended December 31, 2008, 2007 and 2006.

Name & Position	Year	Salary ($)	Bonus ($)	All Other Compensation(1)(2)(3)	Total Compensation

Joseph Feldschuh, M.D., Chief	2008	$249,615	$32,000	$11,300	$292,915
Executive Officer and President	2007	$239,615	$30,000	$11,300	$280,915
	2006	$229,615	$25,000	$11,300	$265,915

Stephen Feldschuh, COO	2008	$164,807	$20,000	$6,000	$190,807
(Promoted from Vice President	2007	$160,000	$20,000	$36,385	$216,385
of Operations and Chief	2006	$150,000	$20,000	$22,923	$192,923
Financial Officer as of January 1, 2007)

David Frankel, CFO	2008	$114,615	$5,000	0	$119,615
Joined Daxor in November,	2007	$105,000	$4,000	0	$109,000
2005 (Promoted from Treasurer as of January 1, 2007)	2006	95,000	$2,500	0	$97,500

Everis Engstrom, VP of Engineering	2008	$132,351	0	0	$132,351
	2007	$129,595	0	0	$129,595
	2006	$80,649	0	0	$80,649

John Reyes-Guerra, VP of Sales and Marketing	2008	$144,750	$25,000	$57,357	$227,107
	2007	$137,500	$25,000	$21,000	$183,500
	2006	$125,000	$25,000	$6,000	$156,000

(1)	Car allowance paid to named executive.

(2)	Payment in lieu of vacation.

(3)	Relocation and rental allowance paid on behalf of named executive.

For the year ended December 31, 2008, there was one employee whose total compensation was higher than one of the five named executive officers. The compensation for this employee who is a regional sales manager was $129,229.

ADVISORY (NON-BINDING) VOTE APPROVING EXECUTIVE COMPENSATION

          The American Recover and Reinvestment Act of 2009 (the “ARRA”) was enacted on February 17, 2009. Pursuant to the ARRA, the Company seeks a non-binding advisory vote from its shareholders to approve the compensation of our executives as described under “Executive Compensation – Compensation Discussion and Analysis” and the tabular disclosure regarding named executive officer compensation in this proxy statement (see pages 10 to 11).

          This proposal, commonly known as a “Say on Pay” proposal, gives our shareholders the opportunity to express their views on the company’s executive compensation. Because your vote is advisory, it will not be binding upon the Board. However, the Board of Directors will take into account the outcome of the vote when making future executive compensation decisions.

STOCK OPTION GRANTS IN 2008

The following Stock Option Grants were made to the named executive officers during 2008:

Joseph Feldschuh	20,000
Stephen Feldschuh	0
David Frankel	0
Everis Engstrom	0
John Reyes-Guerra	0

Aggregate Option Exercises in Last Fiscal Year and Year-End Option Values

          The following table sets forth certain information concerning the year-end value of stock options of our Chief Executive Officer and the other named executive officers at December 31, 2008. During the year ended December 31, 2008, none of the named executive officers exercised any options.

Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date

Joseph Feldschuh	9,000	20,000	$11.39-$25.07	May 2009-March 2013
Stephen Feldschuh	17,500	0	$15.77- $21.45	April 2009–January 2011
David Frankel	2,500	0	$21.45	January 2011
Everis Engstrom	2,500	0	$15.77	December 2009
John Reyes-Guerra	21,000	0	$17.32- $21.45	January 2011- October 2012

DIRECTORS COMPENSATION

In June of 2008, each director was paid $1,000 for attending the annual meeting and a board meeting which took place on the same day. Each Director who participated was paid $300 for a board meeting which took place via teleconference in January of 2008. Each Director who attended was paid $500 for board meetings in March and September of 2008. Directors who attended were paid $750 for the fourth quarter board meeting which took place in December of 2008. The Company also reimburses Directors for any travel expense incurred to attend meetings. An employee director receives no fees for Board participation.

The compensation paid to current and past Directors in 2008 is set forth in the following table:

Name	Fees Paid	Option Awards ($)	Total	Options Held

James Lombard	$3,250	0	$3,250	500
Stephen Valentine	$750	0	$750	0
Robert Moussa	$750	0	$750	0
Robert Willens	$3,500	2,485	$5,985	11,000
Martin Wolpoff	$3,500	0	$3,500	1,000
Stanley Epstein, M.D.	$2,750	828	$3,578	1,000
Bernhard Saxe, Esq.	$2,125	828	$2,953	1,000
Mario Biaggi, Jr., Esq.	$1,750	828	$2,578	1,000

Including the annual meeting of June 2008, The Board of Directors met four times during 2008. There was also a meeting held via teleconference in November of 2008. Six Board Members attended the meeting held in March of 2008 and the annual meeting held in June of 2008. All seven Board Members attended the meeting held in September of 2008 and six Board Members participated in the teleconference of November 2008 and all seven Board Members attended the meeting in December of 2008.

FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

          Audit Fees. The aggregate fees for professional services rendered by Rotenberg Meril Solomon Bertiger & Guttilla, P.C. for the audit of the annual financial statements included in our Form 10-K for the year ended December 31, 2008 and for the review of financial statements included in our Form 10-Q’s for the quarters ended March 31, 2008, June 30, 2008 and September 30, 2008 was $125,650 for 2008. Comparable fees for the 2007 audit and three quarterly reviews amounted to $104,863.

          Tax Fees. The aggregate fees paid to Rotenberg Meril Solomon Bertiger & Guttilla, P.C. for tax compliance, tax planning and related services amounted to approximately $19,066 in 2008 and $10,346 in 2007.

          All Other Fees. There were $3,630 of other fees paid to Rotenberg Meril Solomon Bertiger & Guttilla, P.C., for services rendered by, in 2008 and $2,565 in 2007.

STOCK OPTION PLAN

          In 1994, the Company adopted a stock option plan under Section 422(b) of the Internal Revenue Code wherein options would be granted to key employees, officers, and directors where the exercise would at least equal the fair market value on the date of the grant. The 1994 Company Stock Option Plan expired in June 2004. Under the new stock option plan filed in 2004, in accordance to Section 422 (b) of the Internal Revenue Code, options are granted to key employees, officers, directors, and consultants where the exercise equals at least 110% of the fair market value on the date of the grant. Subject to adjustment as provided in the Plan, the stock to be offered shall consist of shares of the Company’s authorized but not issued Common Stock, $.01 par value, and the aggregate amount of stock to be delivered upon exercise of all options granted under the Plan shall not exceed 200,000 of such shares, or 5% of the Company’s outstanding shares, whichever is the larger number.

ITEM 2:	RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

          The Audit Committee of the Board has selected Rotenberg Meril Solomon Bertiger & Guttilla, (RMSB&G) PC, Certified Public Accountants, to serve as the independent registered public accountants for the fiscal year ending December 31, 2009 RMSB&G is familiar with our operations and the Audit Committee is satisfied with the professional reputation of RMSB&G in the auditing field, its personnel, their qualifications and independence.

OTHER MATTERS

          As of the date of this proxy statement, the Company knows of no business that will be presented for consideration at the annual meeting other than the items referred to above. If any other matter is properly brought before the meeting for action by the stockholders, proxies in the enclosed form returned to the Company or other custodians will be voted in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

ADDITIONAL INFORMATION

Stockholder Proposals for the 2010Annual Meeting

          Stockholders interested in presenting a proposal for consideration at the Company’s annual meeting of stockholders in 2010 may do so by following the procedures prescribed in Rule 14a-8 under the Securities Exchange Act of 1934 and the Company’s by-laws. To be eligible for inclusion in the proxy statement, the stockholder proposals must be received by the Company’s President no later than December 15, 2009

          Stockholders interested in presenting a proposal at the Company’s annual meeting of stockholders outside the procedures prescribed in Rule 14a-8 (i.e. a proposal to be presented at the annual meeting of stockholders in 2010 but not included in the Company’s proxy statement) must be received by the Company’s President no later than January 30, 2010 to be considered timely. Under the SEC’s proxy voting rules, the Company may exercise discretionary voting authority on stockholder proposals received after such date.

By Order of the Board of Directors,

Diane M. Meegan
Corporate Secretary

May 13, 2009
New York, NY

A COPY OF THE COMPANY’S ANNUAL REPORT OR FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2008 MAY BE OBTAINED BY SHAREHOLDERS SOLICITED HEREBY (WITHOUT CHARGE) UPON WRITTEN REQUEST TO DIANE M. MEEGAN, INVESTOR RELATIONS, DAXOR CORPORATION, 350 FIFTH AVENUE, SUITE 7120, NEW YORK, NEW YORK, 10118. THE 10-K IS ALSO ACCESSIBLE THROUGH THE COMPANY WEBSITE WWW.DAXOR.COM.

▼	FOLD AND DETACH HERE AND READ THE REVERSE SIDE	▼

PROXY
THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSALS. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.	Please mark your votes like this	☒

1. ELECTION OF CLASS 1 DIRECTORS.		FOR all Nominees listed to the left	WITHHOLD AUTHORITY to vote (except as marked to the contrary for all nominees listed to the left)
NOMINEES:
(01) Joseph Feldschuh, M.D.	(05) Mario Biaggi, Jr., Esq.	☐	☐
(02) Robert Willens	(06) Bernard Saxe, Esq.
(03) James A. Lombard	(07) Stanley Epstein, M.D.
(04) Martin S. Wolpoff

(Instruction: To withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list above)

Label Area 4” X 1 1/2”

PRINT AUTHORIZATION (THIS BOXED AREA DOES NOT PRINT)

To commence printing on this proxy card please sign, date and fax this card to this number: 212-691-9013 or email us your approval.

SIGNATURE:_____________________ DATE:________ TIME:______ Registered Quantity ____________ Broker Quantity______________

Note: SCOTTI to Email final approved copy for Electronic Voting website setup: Yes ☐

		FOR	AGAINST	ABSTAIN
2.	RATIFICATION OF INDEPENDENT AUDITORS Rotenberg Meril Solomon Bertiger & Guttilla, PC	☐	☐	☐

		FOR	AGAINST	ABSTAIN
3.	PROPOSAL TO APPROVE A NON- BINDING RESOLUT ION regarding the compensation of the Company’s named executives.	☐	☐	☐

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature _________________________________________Signature __________________________________________ Date ___________________________, 2009.

NOTE: Please sign as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give title as such, if a Corporation, please sign in full corporate name by President or other authorized officer, if a partnership, please sign in partnership name by authorized person.

▼	FOLD AND DETACH HERE AND READ THE REVERSE SIDE	▼

PROXY

THIS PROXY ISSOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

DAXOR CORPORATION

          The undersigned appoints Joseph Feldschuh, M.D. and Martin Wolpoff, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of Daxor Corporation held of record by the undersigned at the close of business on May 13, 2009 at the 2009 Annual Meeting of Shareholders of Daxor Corporation to be held on June 24, 2009 or at any adjournment thereof.

(Continued, and to be marked, dated and signed, on the other side)